PROMISSORY NOTE

Honolulu, Hawaii
US $60,000,000.00    Effective Date: August 1, 2016

FOR VALUE RECEIVED, the undersigned, ABL MANOA MARKETPLACE LF LLC, a Hawaii limited liability company (“ABL-LF”), A&B MANOA LLC, a Hawaii limited liability company (“ABML”), ABL MANOA MARKETPLACE LH LLC, a Hawaii limited liability company (“ABL-LH”), and ABP MANOA MARKETPLACE LH LLC, a Hawaii limited liability company (“ABP-LH”) (each individually, a “Borrower Entity” and collectively, the “Borrower”) promise to pay to the order of FIRST HAWAIIAN BANK, a Hawaii corporation (the “Lender”), the principal sum of SIXTY MILLION AND NO/100 DOLLARS (US $60,000,000.00) with interest thereon from the Effective Date, computed on the principal balance from time to time outstanding at the applicable interest rate determined as set forth below. This Note evidences a term loan (the “Loan”) made available by the Lender to the Borrower and governed by, among other things, that certain Loan Agreement dated the Effective Date (the “Loan Agreement”). Capitalized terms not specifically defined herein shall have the same meaning as provided in the Loan Agreement.

1.Term. The term of the Loan shall begin on the Effective Date and shall consist of a thirty‑six (36) month interest only payment period ending on July 31, 2019 (the “Interest Only Period”), followed by a one hundred twenty (120) month principal and interest payment period ending on the Maturity Date (the “Amortization Period”).
2.    Interest. From the Effective Date of this Promissory Note through the end of the Interest Only Period, interest shall accrue at a rate per annum equal to one and 35/100 percentage points (1.35%) (the “Margin”) higher than the “LIBOR Rate” (as hereinafter defined), and shall be adjusted monthly on the first Business Day of each calendar month during the term of the Loan (each such date being referred to as an “Interest Adjustment Date”), to a rate equal to the LIBOR Rate in effect on such date, plus the Margin.
Interest shall be computed on the basis of a year of 360 days, and the actual number of days elapsed.
As used herein, the term “LIBOR Rate” shall mean the offered rate of interest which appears on the Bloomberg Official BBAM LIBOR Rates page as of 11:00 a.m. London Time on the day that is two (2) LIBOR Banking Days prior to the next Interest Adjustment Date, for deposits, in U.S. Dollars, for a period of one (1) month (“LIBOR”); provided that the LIBOR Rate shall not be less than zero, and if the above described offered rate of interest is a negative number, the LIBOR Rate will be zero. A “LIBOR Banking Day” means a day on which London banks are open for business for trading inter-bank U.S. Dollar deposits.
If any law or regulation, or any change therein, shall make it unlawful for interest to be calculated using the LIBOR Rate, the Borrower shall have no right to have interest based on the LIBOR Rate, and interest on the outstanding principal balance shall automatically, upon notice given by the Lender to the Borrower, accrue at a fluctuating rate per annum equal to the

5839894.12

WSJ Prime Rate in effect from time to time plus the WSJ Margin. Each change in such fluctuating rate shall take effect simultaneously with the effective date of the corresponding change in the WSJ Prime Rate. “WSJ Prime Rate” shall mean the prime rate as reported in the money rates column of the “Wall Street Journal” on the date of determination or on the last preceding Business Day. If the Wall Street Journal shall cease reporting such prime rate, then WSJ Prime Rate shall mean the lending rate of interest announced publicly by First Hawaiian Bank from time to time as its “prime interest rate”, which rate shall not necessarily be the best or lowest rate charged by First Hawaiian Bank from time to time (herein referred to as the “Prime Rate”). “WSJ Margin” shall mean the amount by which the interest rate specified in this Agreement which would be charged on the principal balance in the absence of default exceeds the WSJ Prime Rate. At any particular date, the WSJ Margin shall be determined as of last preceding date upon which the interest rate for the Loan is determined using the LIBOR Rate, and the WSJ Margin shall not in any event be less than zero.
In addition, if no rates appear on the Bloomberg Official BBAM LIBOR Rates page for deposits, in U.S. Dollars, for a period of one (1) month, interest shall accrue at a fluctuating rate per annum equal to the WSJ Prime Rate in effect from time to time plus the WSJ Margin, until the first Business Day of the calendar month next following the date after one or more rates do appear on the Bloomberg Official BBAM LIBOR Rates page for deposits, in U.S. Dollars, for a period of one (1) month.

3.    Payments.
(A)    Time and Amount of Payments. The Borrower shall make monthly payments of principal and interest as follows:

(i)
During the Interest Only Period, the Borrower shall make monthly payments of accrued interest only on the first Business Day of each calendar month and continuing on the first Business Day of each and every calendar month thereafter to and including July 31, 2019.

(ii)
During the Amortization Period, the Borrower shall make monthly payments of accrued interest plus principal payments on the first Business Day of each calendar month and continuing on the first Business Day of each and every calendar month thereafter until paid in full, which principal payments shall be in accordance with the payment schedule (“the Payment Schedule”) attached to this Note as Attachment “1”.

(B)    Method and Application of Payments. All payments on this Note shall be made at the offices of the Lender located at 999 Bishop Street, Honolulu, Hawaii 96813, or to such other place as the holder of this Note may designate from time to time. All payments on this Note shall be payable only in lawful money of the United States of America. All sums received by the Lender shall be applied first to advances made by the Lender or costs incurred by the Lender, then to late payment charges, then to interest, and then to principal; provided, however, that in an Event of Default, the Lender shall be entitled to allocate all payments received by the Lender to principal, interest, late payment charges, advances and/or costs in such order as the Lender may elect. The receipt of a check shall not, in itself, constitute payment hereunder unless and until the check is honored.
(C)    Maturity Date. The unpaid principal balance, together with any accrued interest thereon as well as all other unpaid fees, charges, and expenses due hereunder or under any instrument or document securing this Note, shall be due and payable in full, without notice or demand, on August 1, 2029 (the “Maturity Date”), unless sooner due as provided in Section 6 below.
(D)    Balloon Payment. The monthly payments of principal during the Amortization Period are lower than the amount needed to pay the loan in full by the Maturity Date. This means that on the Maturity Date, the Borrower will still owe some part of the principal. A single payment, called a “balloon payment”, equal to the unpaid part of the principal, plus any interest and other charges then due, must be paid by the Borrower on the Maturity Date. The Lender will have no obligation to refinance the Loan at that time. The Borrower will, therefore, be required to make payment out of other assets that the Borrower may own, or the Borrower will have to find a lender, which may be the Lender or some other lender, willing to lend the Borrower the money. If the Borrower refinances the Loan at maturity, the Borrower may have to pay some or all of the closing costs normally associated with a new loan, even if the Borrower obtains refinancing from the Lender.
4.    Prepayment. The Borrower shall have the option to prepay principal in whole or in part, plus all accrued interest without a prepayment charge, provided that a minimum of three (3) business days’ notice is given to the Lender, and provided that the Borrower shall be liable for any swap termination or adjustment costs. No amounts repaid or prepaid may be re-borrowed. All such prepayments shall be applied to accrued but unpaid interest before being applied to principal. Partial prepayments shall be applied against payments of the most remote maturity. Until the Loan is paid in full (principal and interest), no optional prepayment shall be credited to or relieve the Borrower to any extent from its obligation thereafter to pay any monthly installment of interest, any monthly installment of principal, any required payment, or any other payment required under the Loan.
5.    Late Charge. If any monthly installment payment shall not have been paid within ten (10) days after the same becomes due and payable, the Lender, in addition to its other remedies, may collect, and the Borrower shall pay on demand, a late charge equal to five percent (5%) of the amount overdue.
6.    Default. If an Event of Default, as defined in the Loan Agreement, shall occur (this Note, the Loan Agreement and all other agreements and security instruments referred to therein as “Loan Documents”, being hereinafter called the “Loan Documents”), then, and in any such event, the Lender shall have the option to declare the unpaid principal sum of this Note, together with all interest accrued thereon, and all fees, charges and other sums payable under the Loan Documents, to be immediately due and payable, and such principal sum and interest, and all such fees, charges and other sums, shall thereupon become and be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and, upon such maturity, by acceleration or otherwise, the unpaid principal balance, all accrued but unpaid interest, and all such fees, charges and other sums, shall thereafter bear interest until fully paid at a rate per annum equal to four percentage points (4.0%) higher than the higher of: (a) the rate that would otherwise be in effect from time to time under this Note; or (b) the fluctuating Prime Rate (the “Default Rate”). Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of the same or any subsequent default.
7.    Reasonableness of Default Charges. The Borrower acknowledges that nonpayment of any monthly payment when due and nonpayment at maturity (whether or not resulting from acceleration due to an Event of Default under the Loan Documents) will result in damages to the holder of this Note by reason of the additional expenses incurred in servicing the indebtedness evidenced by this Note and/or by reason of the loss to the holder of the use of the money due and frustration to the holder in meeting its other commitments. The Borrower also acknowledges and agrees that the occurrence of any other Event of Default under the Loan Documents will result in damages to the holder by reason of the detriment caused thereby. The Borrower further acknowledges that it is and will be extremely difficult and impracticable to ascertain the extent of such damages caused by nonpayment of any sums when due or resulting from any other event of default under the Loan Documents. The Borrower and the holder agree that a reasonable estimate of such damages must be based in part upon the duration of the default and that the late charge specified above with respect to delinquent payments and the Default Rate of interest prescribed above with respect to the amount due and payable after maturity or acceleration or any other Event of Default under the Loan Documents would not unreasonably compensate the holder for such damages.
8.    Costs. If this Note is not paid when due, whether at maturity or by acceleration, the Borrower promises to pay all costs and expenses of collection (including, but not limited to, attorneys’ fees) and all expenses incurred in connection with the protection or realization of the collateral or enforcement of any guaranty, incurred by the Lender on account of such collection, whether or not suit is filed hereon.
9.    Waiver. The Borrower, and any endorsers or guarantors of this Note, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further security or the release of any security for this Note, all without notice to any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note or the Borrower, even if the Borrower shall not be a party to such agreement.
10.    Joint and Several Liability and Limited Recourse. Subject to limitations on recourse contained in Section 6.2 of the Loan Agreement, all of the Borrower Entities and any other persons and entities encompassed by the term “Borrower” shall be jointly and severally liable for the obligations, covenants, warranties and representations of the Borrower hereunder. Except as otherwise specifically and explicitly provided herein, all waivers, acknowledgments, consents, approvals, representations, warranties, and other actions given, taken or agreed upon by the Borrower hereunder shall be considered to be given or taken or agreed upon by each Borrower Entity individually and by all of the Borrower Entities collectively, and shall be binding upon the Borrower Entities jointly and severally and their respective successors and assigns.
Recourse under this Note shall be limited to the Mortgaged Property, Collateral, and Assigned Property, and any other collateral that may be granted to the Lender from time to time. Notwithstanding the foregoing, nothing contained in this Note shall limit the liability of the Borrower for damages and losses arising directly or indirectly from the matters described in Section 6.2 of the Loan Agreement.
11.    Applicable Law. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Hawaii.
The Borrower hereby submits to the jurisdiction of the courts of the State of Hawaii and agrees that any judgment of the courts of the State of Hawaii, including any in personam judgment, shall be deemed to have the same force and effect as that obtained from the courts in the jurisdiction in which the Borrower resides. The Borrower hereby waives any right which the Borrower may have to transfer or change the venue of any litigation brought against the Borrower by the Lender in accordance with this paragraph.
12.    Maximum Interest Rate. All agreements between the Borrower and the Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of the maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, for any reason whatsoever, performance, when due, of any provision of this Note or of any mortgage, security agreement or other agreement securing this Note would result in exceeding the highest lawful rate of interest which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the interest rate hereunder shall be reduced to such highest lawful rate. If, notwithstanding the foregoing limitations, any excess interest shall at the maturity of this Note be determined to have been received, the same shall be deemed to have been held as additional security. The foregoing provisions shall never be suspended or waived and shall control every other provision of all agreements between the Lender and the Borrower.
13.    Loan Not Assumable. The Borrower understands and agrees that the Loan evidenced by this Note is personal to the Borrower and may not be assumed by or assigned to any other person or entity. The identity of the Borrower (including each Borrower Entity) is material to the Lender and therefore, the Lender, in its sole discretion, may withhold its consent to any request for assumption/assignment of the Loan for any reason or no reason.
14.    No Waiver by the Lender. No single or partial release of any power hereunder, or under any mortgage, security agreement or other agreement securing this Note, shall preclude any other or further exercise thereof or the exercise of any other power. The Lender shall at all times have the right to proceed against any portion of the security for this Note in such order and manner as the Lender may deem fit, without waiving any rights with respect to any other security. No delays or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.
15.    Notices. All notices, requests, demands or documents that are required or permitted to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed, or by facsimile or email with confirming hard copy of such facsimile or email sent, as follows:
To Borrower at:    In care of
Alexander & Baldwin, LLC
822 Bishop Street
Honolulu, HI 96813
Attn: Paul K. Ito
Facsimile No.: (808) 525-6652
Email: pito@abinc.com

with a copy to:	Alexander & Baldwin, LLC
822 Bishop Street
Honolulu, Hawaii 96813
Attention: Nelson N.S. Chun
Telephone No.: (808) 525-6622
Facsimile No.: (808) 525-6616
Email: nchun@abinc.com

To Lender at:	First Hawaiian Bank
999 Bishop Street
Honolulu, Hawaii 96813
Attn: Commercial Real Estate Division, George Leong
Facsimile No.: (808) 525-8141
Email: gleong@fhb.com

with copy to:	Goodsill Anderson Quinn & Stifel
999 Bishop Street, Suite 1600
Honolulu, Hawaii 96813
Attention: Leighton Yuen, Esq.
Facsimile No. (808) 441-1235
Email: lyuen@goodsill.com

The addresses may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the second day after the date of mailing, whichever is earlier in time.
The Borrower hereby irrevocably authorizes the Lender to accept facsimile (“FAX”) transmissions of such notices, requests, demands and documents, provided such transmission is signed by Paul K. Ito. The Borrower shall and does hereby hold the Lender harmless from, and indemnify the Lender against, any loss, cost, expense, claim or demand which may be incurred by or asserted against the Lender by virtue of the Lender acting upon any such notices, requests, demands or documents transmitted in accordance with the above provisions. Any such FAX transmission shall, at the Lender’s request, be separately confirmed by telephone conference between the Lender and the person described above, and shall be followed by transmission of the actual “hard copy” of the notice, request, demand or document in question.
16.    Severability. If any provision of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.
17.    Successors and Assigns. This Note and all of the obligations hereunder shall be the joint and several obligations of all makers of this Note (referred to jointly and severally as the “Borrower” in this Note). This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns. It is understood and agreed that the Lender may assign this Note to any person or entity without notice to or the consent of the Borrower.
18.    Paragraph Headings. The headings of the paragraphs herein are for convenience and reference only and shall not be considered as defining or limiting in any way the scope or intent of any provision of this Note.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this instrument has been duly executed as of the day and year first above written.

ABL MANOA MARKETPLACE LF LLC,
a Hawaii limited liability company

By Alexander & Baldwin, LLC
Its Sole Manager

By /s/ Nelson N.S. Chun
Nelson N. S. Chun
Its Senior Vice President and
Chief Legal Officer

By /s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer

A&B MANOA LLC,
a Hawaii limited liability company

By A & B Properties, Inc.
Its Sole Manager

By /s/ Paul K. Ito
Paul K. Ito
Its Treasurer

By /s/ David I Haverly
David I. Haverly
Its Senior Vice President

ABL MANOA MARKETPLACE LH LLC,
a Hawaii limited liability company

By Alexander & Baldwin, LLC
Its Sole Manager

By /s/ Nelson N.S. Chun
Nelson N. S. Chun
Its Senior Vice President and
Chief Legal Officer

By /s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer

ABP MANOA MARKETPLACE LH LLC,
a Hawaii limited liability company

By A & B Properties, Inc.
Its Sole Manager

By /s/ Paul K. Ito
Paul K. Ito
Its Treasurer

By /s/ David I Haverly
David I. Haverly
Its Senior Vice President

“Borrower”

STATE OF HAWAII                )
) SS.
CITY & COUNTY OF HONOLULU    )

On this the 27th day of July, 2016, before me personally appeared Nelson N. S. Chun ❑personally known to me -OR- ☒proved to me on the basis of satisfactory evidence who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Camille D. Adams
Printed Name:    Camille D. Adams
Notary Public, State of Hawaii
My Commission Expires: April 9, 2018

NOTARY CERTIFICATE STATEMENT

Document Identification or Description: Promissory Note

☒Doc. Date: August 1, 2016 or ☐  Undated at time of notarization.
No. of Pages: 16
Jurisdiction:  First    Circuit (in which notarial act is performed)

/s/ Camille D. Adams July 27, 2016
Signature of Notary Date of Notarization &
                                                                  Certification Statement

Camille D. Adams
Printed Name of Notary (Official Stamp or Seal)

STATE OF HAWAII                )
) SS.
CITY & COUNTY OF HONOLULU    )

On this the 27th day of July, 2016, before me personally appeared Paul K. Ito ❑personally known to me -OR- ☒proved to me on the basis of satisfactory evidence who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Camille D. Adams
Printed Name:    Camille D. Adams
Notary Public, State of Hawaii
My Commission Expires: April 9, 2018

NOTARY CERTIFICATE STATEMENT

Document Identification or Description: Promissory Note

☒Doc. Date: August 1, 2016 or ☐  Undated at time of notarization.
No. of Pages: 16
Jurisdiction:  First    Circuit (in which notarial act is performed)

/s/ Camille D. Adams July 27, 2016
Signature of Notary Date of Notarization &
                                                                  Certification Statement

Camille D. Adams
Printed Name of Notary (Official Stamp or Seal)

STATE OF HAWAII                )
) SS.
CITY & COUNTY OF HONOLULU    )

On this the 27th day of July, 2016, before me personally appeared David I. Haverly ❑personally known to me -OR- ☒proved to me on the basis of satisfactory evidence who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Camille D. Adams
Printed Name:    Camille D. Adams
Notary Public, State of Hawaii
My Commission Expires: April 9, 2018

NOTARY CERTIFICATE STATEMENT

Document Identification or Description: Promissory Note

☒Doc. Date: August 1, 2016 or ☐  Undated at time of notarization.
No. of Pages: 16
Jurisdiction:  First    Circuit (in which notarial act is performed)

/s/ Camille D. Adams July 27, 2016
Signature of Notary Date of Notarization &
                                                                  Certification Statement

Camille D. Adams
Printed Name of Notary (Official Stamp or Seal)

ATTACHMENT “1”
PAYMENT SCHEDULE FOR PRINCIPAL (DPI005903)

Calculation Period		USD Notional Amount	USD Notional Adjustment
(from and including to, but excluding)			(at end of period)
Start Date	End Date
01-Aug-16	01-Sep-16	$60,000,000.00	$0.00
01-Sep-16	03-Oct-16	$60,000,000.00	$0.00
03-Oct-16	01-Nov-16	$60,000,000.00	$0.00
01-Nov-16	01-Dec-16	$60,000,000.00	$0.00
01-Dec-16	03-Jan-17	$60,000,000.00	$0.00
03-Jan-17	01-Feb-17	$60,000,000.00	$0.00
01-Feb-17	01-Mar-17	$60,000,000.00	$0.00
01-Mar-17	03-Apr-17	$60,000,000.00	$0.00
03-Apr-17	01-May-17	$60,000,000.00	$0.00
01-May-17	01-Jun-17	$60,000,000.00	$0.00
01-Jun-17	03-Jul-17	$60,000,000.00	$0.00
03-Jul-17	01-Aug-17	$60,000,000.00	$0.00
01-Aug-17	01-Sep-17	$60,000,000.00	$0.00
01-Sep-17	02-Oct-17	$60,000,000.00	$0.00
02-Oct-17	01-Nov-17	$60,000,000.00	$0.00
01-Nov-17	01-Dec-17	$60,000,000.00	$0.00
01-Dec-17	02-Jan-18	$60,000,000.00	$0.00
02-Jan-18	01-Feb-18	$60,000,000.00	$0.00
01-Feb-18	01-Mar-18	$60,000,000.00	$0.00
01-Mar-18	02-Apr-18	$60,000,000.00	$0.00
02-Apr-18	01-May-18	$60,000,000.00	$0.00
01-May-18	01-Jun-18	$60,000,000.00	$0.00
01-Jun-18	02-Jul-18	$60,000,000.00	$0.00
02-Jul-18	01-Aug-18	$60,000,000.00	$0.00
01-Aug-18	04-Sep-18	$60,000,000.00	$0.00
04-Sep-18	01-Oct-18	$60,000,000.00	$0.00
01-Oct-18	01-Nov-18	$60,000,000.00	$0.00
01-Nov-18	03-Dec-18	$60,000,000.00	$0.00
03-Dec-18	02-Jan-19	$60,000,000.00	$0.00
02-Jan-19	01-Feb-19	$60,000,000.00	$0.00
01-Feb-19	01-Mar-19	$60,000,000.00	$0.00
01-Mar-19	01-Apr-19	$60,000,000.00	$0.00
01-Apr-19	01-May-19	$60,000,000.00	$0.00
01-May-19	03-Jun-19	$60,000,000.00	$0.00
03-Jun-19	01-Jul-19	$60,000,000.00	$0.00

01-Jul-19	01-Aug-19	$60,000,000.00	$0.00
01-Aug-19	03-Sep-19	$60,000,000.00	$131,643.74
03-Sep-19	01-Oct-19	$59,868,356.26	$131,643.74
01-Oct-19	01-Nov-19	$59,736,712.52	$131,643.74
01-Nov-19	02-Dec-19	$59,605,068.78	$131,643.74
02-Dec-19	02-Jan-20	$59,473,425.04	$131,643.74
02-Jan-20	03-Feb-20	$59,341,781.30	$131,643.74
03-Feb-20	02-Mar-20	$59,210,137.56	$131,643.74
02-Mar-20	01-Apr-20	$59,078,493.82	$131,643.74
01-Apr-20	01-May-20	$58,946,850.08	$131,643.74
01-May-20	01-Jun-20	$58,815,206.34	$131,643.74
01-Jun-20	01-Jul-20	$58,683,562.60	$131,643.74
01-Jul-20	03-Aug-20	$58,551,918.86	$131,643.74
03-Aug-20	01-Sep-20	$58,420,275.12	$137,666.18
01-Sep-20	01-Oct-20	$58,282,608.94	$137,666.18
01-Oct-20	02-Nov-20	$58,144,942.76	$137,666.18
02-Nov-20	01-Dec-20	$58,007,276.58	$137,666.18
01-Dec-20	04-Jan-21	$57,869,610.40	$137,666.18
04-Jan-21	01-Feb-21	$57,731,944.22	$137,666.18
01-Feb-21	01-Mar-21	$57,594,278.04	$137,666.18
01-Mar-21	01-Apr-21	$57,456,611.86	$137,666.18
01-Apr-21	03-May-21	$57,318,945.68	$137,666.18
03-May-21	01-Jun-21	$57,181,279.50	$137,666.18
01-Jun-21	01-Jul-21	$57,043,613.32	$137,666.18
01-Jul-21	02-Aug-21	$56,905,947.14	$137,666.18
02-Aug-21	01-Sep-21	$56,768,280.96	$142,097.83
01-Sep-21	01-Oct-21	$56,626,183.13	$142,097.83
01-Oct-21	01-Nov-21	$56,484,085.30	$142,097.83
01-Nov-21	01-Dec-21	$56,341,987.47	$142,097.83
01-Dec-21	03-Jan-22	$56,199,889.64	$142,097.83
03-Jan-22	01-Feb-22	$56,057,791.81	$142,097.83
01-Feb-22	01-Mar-22	$55,915,693.98	$142,097.83
01-Mar-22	01-Apr-22	$55,773,596.15	$142,097.83
01-Apr-22	02-May-22	$55,631,498.32	$142,097.83
02-May-22	01-Jun-22	$55,489,400.49	$142,097.83
01-Jun-22	01-Jul-22	$55,347,302.66	$142,097.83
01-Jul-22	01-Aug-22	$55,205,204.83	$142,097.83
01-Aug-22	01-Sep-22	$55,063,107.00	$146,266.52
01-Sep-22	03-Oct-22	$54,916,840.48	$146,266.52
03-Oct-22	01-Nov-22	$54,770,573.96	$146,266.52
01-Nov-22	01-Dec-22	$54,624,307.44	$146,266.52
01-Dec-22	03-Jan-23	$54,478,040.92	$146,266.52
03-Jan-23	01-Feb-23	$54,331,774.40	$146,266.52

01-Feb-23	01-Mar-23	$54,185,507.88	$146,266.52
01-Mar-23	03-Apr-23	$54,039,241.36	$146,266.52
03-Apr-23	01-May-23	$53,892,974.84	$146,266.52
01-May-23	01-Jun-23	$53,746,708.32	$146,266.52
01-Jun-23	03-Jul-23	$53,600,441.80	$146,266.52
03-Jul-23	01-Aug-23	$53,454,175.28	$146,266.52
01-Aug-23	01-Sep-23	$53,307,908.76	$150,627.88
01-Sep-23	02-Oct-23	$53,157,280.88	$150,627.88
02-Oct-23	01-Nov-23	$53,006,653.00	$150,627.88
01-Nov-23	01-Dec-23	$52,856,025.12	$150,627.88
01-Dec-23	02-Jan-24	$52,705,397.24	$150,627.88
02-Jan-24	01-Feb-24	$52,554,769.36	$150,627.88
01-Feb-24	01-Mar-24	$52,404,141.48	$150,627.88
01-Mar-24	01-Apr-24	$52,253,513.60	$150,627.88
01-Apr-24	01-May-24	$52,102,885.72	$150,627.88
01-May-24	03-Jun-24	$51,952,257.84	$150,627.88
03-Jun-24	01-Jul-24	$51,801,629.96	$150,627.88
01-Jul-24	01-Aug-24	$51,651,002.08	$150,627.88
01-Aug-24	03-Sep-24	$51,500,374.20	$155,886.25
03-Sep-24	01-Oct-24	$51,344,487.95	$155,886.25
01-Oct-24	01-Nov-24	$51,188,601.70	$155,886.25
01-Nov-24	02-Dec-24	$51,032,715.45	$155,886.25
02-Dec-24	02-Jan-25	$50,876,829.20	$155,886.25
02-Jan-25	03-Feb-25	$50,720,942.95	$155,886.25
03-Feb-25	03-Mar-25	$50,565,056.70	$155,886.25
03-Mar-25	01-Apr-25	$50,409,170.45	$155,886.25
01-Apr-25	01-May-25	$50,253,284.20	$155,886.25
01-May-25	02-Jun-25	$50,097,397.95	$155,886.25
02-Jun-25	01-Jul-25	$49,941,511.70	$155,886.25
01-Jul-25	01-Aug-25	$49,785,625.45	$155,886.25
01-Aug-25	02-Sep-25	$49,629,739.20	$160,246.82
02-Sep-25	01-Oct-25	$49,469,492.38	$160,246.82
01-Oct-25	03-Nov-25	$49,309,245.56	$160,246.82
03-Nov-25	01-Dec-25	$49,148,998.74	$160,246.82
01-Dec-25	02-Jan-26	$48,988,751.92	$160,246.82
02-Jan-26	02-Feb-26	$48,828,505.10	$160,246.82
02-Feb-26	02-Mar-26	$48,668,258.28	$160,246.82
02-Mar-26	01-Apr-26	$48,508,011.46	$160,246.82
01-Apr-26	01-May-26	$48,347,764.64	$160,246.82
01-May-26	01-Jun-26	$48,187,517.82	$160,246.82
01-Jun-26	01-Jul-26	$48,027,271.00	$160,246.82
01-Jul-26	03-Aug-26	$47,867,024.18	$160,246.82
03-Aug-26	01-Sep-26	$47,706,777.36	$166,520.25

01-Sep-26	01-Oct-26	$47,540,257.11	$166,520.25
01-Oct-26	02-Nov-26	$47,373,736.86	$166,520.25
02-Nov-26	01-Dec-26	$47,207,216.61	$166,520.25
01-Dec-26	04-Jan-27	$47,040,696.36	$166,520.25
04-Jan-27	01-Feb-27	$46,874,176.11	$166,520.25
01-Feb-27	01-Mar-27	$46,707,655.86	$166,520.25
01-Mar-27	01-Apr-27	$46,541,135.61	$166,520.25
01-Apr-27	03-May-27	$46,374,615.36	$166,520.25
03-May-27	01-Jun-27	$46,208,095.11	$166,520.25
01-Jun-27	01-Jul-27	$46,041,574.86	$166,520.25
01-Jul-27	02-Aug-27	$45,875,054.61	$166,520.25
02-Aug-27	01-Sep-27	$45,708,534.36	$171,548.11
01-Sep-27	01-Oct-27	$45,536,986.25	$171,548.11
01-Oct-27	01-Nov-27	$45,365,438.14	$171,548.11
01-Nov-27	01-Dec-27	$45,193,890.03	$171,548.11
01-Dec-27	03-Jan-28	$45,022,341.92	$171,548.11
03-Jan-28	01-Feb-28	$44,850,793.81	$171,548.11
01-Feb-28	01-Mar-28	$44,679,245.70	$171,548.11
01-Mar-28	03-Apr-28	$44,507,697.59	$171,548.11
03-Apr-28	01-May-28	$44,336,149.48	$171,548.11
01-May-28	01-Jun-28	$44,164,601.37	$171,548.11
01-Jun-28	03-Jul-28	$43,993,053.26	$171,548.11
03-Jul-28	01-Aug-28	$43,821,505.15	$171,548.11
01-Aug-28	01-Sep-28	$43,649,957.04	$177,098.90
01-Sep-28	02-Oct-28	$43,472,858.14	$177,098.90
02-Oct-28	01-Nov-28	$43,295,759.24	$177,098.90
01-Nov-28	01-Dec-28	$43,118,660.34	$177,098.90
01-Dec-28	02-Jan-29	$42,941,561.44	$177,098.90
02-Jan-29	01-Feb-29	$42,764,462.54	$177,098.90
01-Feb-29	01-Mar-29	$42,587,363.64	$177,098.90
01-Mar-29	02-Apr-29	$42,410,264.74	$177,098.90
02-Apr-29	01-May-29	$42,233,165.84	$177,098.90
01-May-29	01-Jun-29	$42,056,066.94	$177,098.90
01-Jun-29	02-Jul-29	$41,878,968.04	$177,098.90
02-Jul-29	01-Aug-29	$41,701,869.14	$41,701,869.14